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                                                                    EXHIBIT 3.33


                                     BYLAWS
                                       OF
                             CCM PUBLICATIONS, INC.

                                    Article I
                             MEETING OF STOCKHOLDERS

      Sec. 1. ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the principal office of the Corporation on the first Thursday of December at 6:00 p.m. If the day so designated falls on a legal holiday, then the meeting shall be held upon the first secular day thereafter. The Secretary shall serve personally, or send through the post office at least ten days before such meeting, a notice thereof, addressed to each shareholder at his last known post office address, and publish notice thereof as required by law, but at any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

      Sec. 2. QUORUM. At all meetings of shareholders except where it is otherwise provided by law, it shall be necessary that shareholders representing in person the majority of the capital stock shall be present to constitute a quorum.

      Sec. 3. SPECIAL MEETINGS. Special meetings of shareholders other than those regulated by statute may be called at any time by the President, the Board of Directors or any

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shareholder owning more than 10% of the shares entitled to vote at such meeting upon ten (10) days' notice to each shareholder of record, such notice to contain a statement of the business to be transacted at such a meeting and to be served personally or sent through the post office, addressed to each of such shareholders of record at his last known post office address; but at any meeting at which all shareholders shall be present or of which shareholders not present have waived notice in writing, the giving of notice (as above-described) may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of shareholders for the purpose of a transfer of corporate stock whenever so requested in writing by any one shareholder of the Corporation. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders.

      Sec. 4. VOTING. At all meetings of shareholders, all questions (the manner of deciding which is not specifically regulated by statute) shall be determined by a majority vote of the shareholders present in person or by proxy; provided, however, that any qualified voter may demand a stock vote, in which case each shareholder present in person shall be entitled to cast one vote for each share of stock owned by him. All voting shall be viva voce, except that a stock vote shall be by ballot, each of which shall state the name of the shareholder voting and the number of shares owned by him. The casting of all votes at special meetings of shareholders shall be governed by the provision of the Corporation Laws of this State.


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      Sec. 5. ORDER OF BUSINESS. The order of business of all meetings of the shareholders shall be as follows:

      1.    Roll call.

      2.    Proof of notice of meeting or waiver of notice.

      3.    Reading of minutes of preceding meeting.

      4.    Reports of officers.

      5.    Reports of committees.

      6.    Election of inspectors of election.

      7.    Election of Directors.

      8.    Unfinished business.

      9.    Redemption value of capital stock.

      10.   New business.

                                   Article II

                                   DIRECTORS

      Sec. 1. NUMBER. The affairs and business of the Corporation shall be managed by a Board of three (3) Directors, who shall be a citizens of the United States.

      Sec. 2. HOW ELECTED. At the annual meeting of share holders, the persons receiving the plurality of the votes shall be Directors and shall constitute the Board of Directors for the ensuing year.

      Sec. 3. TERM OF OFFICE. The term of office of each of the Director shall be one year, and thereafter until his successor has been elected.


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      Sec. 4. DUTIES OF DIRECTORS. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of the State of Tennessee.

      Sec. 5. DIRECTORS' MEETING. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and on the first Thursday of March at 6:00 p.m., on that day. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first secular day thereafter. Special meetings of the Board of Directors may be called by the President at any time and shall be called by the President or the Secretary upon the written request of one Director.

      Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular meeting, shall be given by service upon each Director in person or by mailing to him at his last known post office address, at least ten (10) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting and the business to be brought before the meeting and no business other than the business specified in such notice shall be transacted at any special meeting. At any meeting at


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which every member of the Board of Director shall be present, although held without notice, any business may be transacted which would have been transacted if the meeting had been duly called.

      Sec. 7. QUORUM. At any meeting of the Board of Directors a majority of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than ten (10) days later.

      Sec. 8. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold.

      Sec. 9. VACANCIES. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the same shall be filled without undue delay by a majority vote by ballot of the remaining members of the Board at a special meeting which shall be called for that purpose. Such election shall be held within sixty (60) days after the occurrence of such vacancy. The person so chosen shall hold office until the next annual meeting or until his successor shall have been chosen at a special meeting of the stockholders.

      Sec. 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause at any time by a vote of the shareholders holding the majority of the stock at any special meeting called for that purpose or at the annual meeting.


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      Sec. 11. OTHER ACTIONS. The Directors may take any action which they are required or permitted to take under these Bylaws or the Tennessee Business Corporation Act of the State of Tennessee without a formal meeting, but in lieu thereof, action may be taken by unanimous written consent, setting forth the action so taken and signed by all of the Directors entitled to vote thereon.

                                   Article III

                                    OFFICERS

      Sec. 1. NUMBER. The officers of this Corporation shall be:

            1.    Chairman of the Board

            2.    President

            3.    Secretary

      Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of shareholders and shall hold office for the term of one year or until their successors are duly elected.

      Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be as follows:

                              CHAIRMAN OF THE BOARD

      The Chairman of the Board shall possess those responsibilities and carry out those duties as are customary for this office in this State as may be assigned by the Directors.


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                                    PRESIDENT

      The President shall preside at all meetings of the Board of Directors and shareholders.

      He shall present at each meeting of the shareholders and Directors a report of the condition of the business of the Corporation.

      He shall cause to be called regular and special meetings of the shareholders and Directors in accordance with these Bylaws.

      He shall sign all certificates of stock.

      He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

      He shall enforce these Bylaws and perform all the duties incidental to the position and office and which are required by law.

                                    SECRETARY

      The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

      He shall give and serve all notices of the Corporation.

      He shall be custodian of the records.

      He shall keep the stock and transfer books in the manner prescribed by law so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner and the amount paid thereon and keep such stock


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and transfer books open daily during business hours at the office of the
Corporation, subject to the inspection of any shareholder of the Corporation, and permit such shareholder to make extracts from said books to the extent and as prescribed by law.

      He shall sign all certificates of stock.

      He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

      He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER

      The Treasurer shall have care and custody of and be responsible for all the funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

      He shall exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

      He shall keep at the office of the Corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

      He shall do and perform all duties appertaining to the office of the Treasurer.

      Sec. 4. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue


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delay at its regular meeting or at a meeting specially called for that purpose.

      Sec. 5. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

      Sec. 6. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote at any time, with or without cause.

                                   Article IV

                             CERTIFICATES OF STOCK

      Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom and in the margin thereof shall be entered the name of the person owning the shares therein represented with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or the Vice-President and countersigned by the Secretary or the Treasurer.

      Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assigned and transferable on the books of the Corporation only by the person in whose name it appears on said books or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged,


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shall be deposited with the Secretary. In all cases of transfer, the former certificates must be surrendered up and cancelled before a new certificate can be issued. No transfer shall be made upon the books of the Corporation within ten (10) days preceding the next annual meeting of the shareholders.

      Sec. 3. PREEMPTIVE RIGHT. In the event of the increase of the authorized common stock of the Corporation, the holders of the common stock of the Corporation at that time outstanding shall have the exclusive right to subscribe in proportion to their holdings for the common stock so to be issued.

                                    Article V

                                   DIVIDENDS

      Sec. 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

                                   Article VI

                               BILLS, NOTES, ETC.

      Sec. 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time direct. No officer or agent of the Corporation, either singly or


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jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument or endorse the same in the name of the Corporation or contract or cause to be contracted any debt or liability in the name of or on behalf of the Corporation, except as herein expressly prescribed and provided.

                                   Article VII

                                   AMENDMENTS

      Sec. 1. HOW AMENDED. These Bylaws may be altered, amended, repealed or added to by an affirmative vote of the Board of Directors representing all of the whole capital stock at a quarterly meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each Director on record at his last known address at least ten (10) days before the date of such quarterly or special meeting, which notice shall state the alterations, amendments or changes which are proposed to be made in such Bylaws. Only such changes as have been specified in the notice shall be made. If, however, all the Directors shall be present at any regular or special meeting, these Bylaws may be amended by a unanimous vote, without any previous notice.


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